UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): March 4, 2015
______________

InterDigital, Inc.
(Exact name of registrant as specified in charter)

Pennsylvania	1-33579	23-1882087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Bellevue Parkway, Suite 300, Wilmington, Delaware	19809-3727
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 302-281-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))
❑    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 4, 2015, InterDigital, Inc. (“InterDigital”) issued a press release (the “Launch Press Release”) announcing its intention to offer, subject to market and other conditions, $275 million aggregate principal amount of Senior Convertible Notes due 2020 (the “Notes”) in a transaction exempt from registration under the Securities Act of 1933, as amended.
On March 6, 2015, InterDigital issued a press release (the “Pricing Press Release”) announcing the pricing of its private offering of $275 million aggregate principal amount of Notes. The offering is expected to close on March 11, 2015, subject to certain closing conditions.
Copies of the Launch Press Release and the Pricing Press Release are attached to this Current Report on Form 8-K as Exhibit 99.1 and Exhibit 99.2, respectively, and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

99.1    InterDigital, Inc. press release dated March 4, 2015.
99.2    InterDigital, Inc. press release dated March 6, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERDIGITAL, INC.

By: /s/ Jannie K. Lau
Jannie K. Lau
Executive Vice President,
General Counsel and Secretary
Date: March 9, 2015

EXHIBIT INDEX

Exhibit No.                Description

99.1    InterDigital, Inc. press release dated March 4, 2015.
99.2    InterDigital, Inc. press release dated March 6, 2015.